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   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 26, 2003
                                                      REGISTRATION NO. 333-49950
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                    ---------------------------------------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                    ---------------------------------------

                             FREEREALTIME.COM, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                            33-0881720
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation of Organization)                           Identification Number)

                       8001 IRVINE CENTER DRIVE, 4TH FLOOR
                            IRVINE, CALIFORNIA 92618
                 (Address, including Zip Code, Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)

                                 MICHAEL NEUFELD
                PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                             FREEREALTIME.COM, INC.
                       8001 IRVINE CENTER DRIVE, 4TH FLOOR
                            IRVINE, CALIFORNIA 92618
                                 (949) 754-3085

            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                    ---------------------------------------

                                    Copy to:

                                  CARY K. HYDEN
                              LATHAM & WATKINS LLP
                        650 TOWN CENTER DRIVE, 20TH FLOOR
                          COSTA MESA, CALIFORNIA 92626
                                 (714) 540-1235

                    ---------------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

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                    DEREGISTRATION OF SHARES OF COMMON STOCK

         On November 14, 2000, Freerealtime.com, Inc. ("Freerealtime") filed a registration statement on Form S-1 (No. 333-49950) which was amended by Amendment No. 1 filed on December 14, 2000 (collectively, the "Registration Statement") that registered 4,317,867 of shares of its common stock for resale from time to time by certain selling stockholders.

         Pursuant to a voluntary bankruptcy petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Central District of California, case number SA01-13495JR, Freerealtime and its wholly-owned subsidiary Freerealtime.com-Canada (collectively, the "Debtors"), filed their Third Amended Joint Chapter 11 Plan (the "Plan") and Third Amended Disclosure Statement pursuant to Section 1125 of the Bankruptcy Code with respect to the Plan (the "Disclosure Statement") on November 22, 2002. The Plan has been confirmed and the Debtors have now been discharged in the bankruptcy proceeding.

         Pursuant to the Plan, all of the outstanding shares of Freerealtime common stock were cancelled on February 17, 2003, the effective date of the Plan.

         Freerealtime is filing this Post-Effective Amendment No. 1 (this "Amendment") to deregister all of the remaining shares of common stock previously registered pursuant to the Registration Statement, but which have not been sold by the selling stockholders prior to the date of this Amendment.



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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irvine, State of California, on February 26, 2003.

                            FREEREALTIME.COM,
                            a Delaware corporation

                            By: /s/ Michael Neufeld
                                ------------------------------------------------
                                Michael Neufeld
                                President, Chief Financial Officer and Secretary

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following person, in the capacities indicated:

     Signature                                    Title
     ---------                                    -----

/s/ Michael Neufeld                President, Chief Financial Officer, Secretary
----------------------------       and Sole Director (Principal Executive
Michael Neufeld                    Officer and Principal Financial and
                                   Accounting Officer)